THE TOPPS COMPANY, INC.

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                    (Amended and Restated as of May 18, 1998)

          1. Purpose. The 1994 Non-Employee Director Stock Option Plan (Amended and Restated as of May 18, 1998) (the "Plan") is intended to promote the interests of The Topps Company, Inc. (the "Company") by providing equity-based compensation as an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors of the Company (the "Board") which compensation is tied directly to shareholder return.

          2. Rights to be Granted. Under the Plan, options are granted that give an optionee the right for a specified time period to purchase a specified number of shares of common stock, par value $0.01, of the Company (the "Common Stock"). The option price is determined in each instance in accordance with the terms of the Plan. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          3. Available Shares. The total number of shares of Common Stock for which options may be granted on or after the date of stockholder approval of the Plan, as amended, shall not exceed 754,000, subject to adjustment in accordance with Section 13 hereof. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the option pool and continue to be available for grant under the Plan.

          4. Administration. The Plan shall be administered by the Board or the Compensation Committee of the Board (the entity administering the plan from time to time is hereafter referred to as the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power, in its discretion, to reduce the number of options granted under the Plan and to determine the terms of such options and the time at which and the eligible individuals to whom such options will be granted. The Committee shall also have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

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          5. Option  Agreement.  Each option granted under the provisions of the
Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Committee, which Agreement shall be duly executed and delivered on behalf of the Company and by the individual to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

          6. Eligibility and Limitations. Options may be granted pursuant to the Plan only to non-employee members of the Board.

          7. Option Price. The purchase price of the Common Stock under each option shall not be less than the "Fair Market Value" of the Common Stock on the date of grant. For purposes of the Plan, the Fair Market Value of the Common Stock as of any date means the closing price of the Common Stock, on the day prior to such date, on the stock exchange (including NASDAQ National Market System) with the largest volume of sales of Common Stock on such date, if sold on any exchange, or if not sold on any such exchange, the average of the closing bid and asked prices of the Common Stock on the day prior to such date, or, if the stock is not traded, such other price as the Committee determines is the Fair Market Value of the Common Stock on such date. No option may be granted at a price per share which is less than the par value of the Common Stock.

          8. Automatic Grant of Options. Unless action is taken by the Committee to reduce such number, each year, on the date of the Company's Annual Meeting of Stockholders, each member of the Board who is neither an employee nor an officer of the Company shall be automatically granted on such date without further action by the Board an option to purchase 17,000 shares of Common Stock. Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan, as amended and restated, and of the grant of additional options hereunder is in all respects subject to, and the Plan and options granted under it shall be of no force and effect unless and until, and no option granted hereunder shall in any way vest or become exercisable in any respect unless and until the approval of the Plan by the affirmative vote of a majority of the Company's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval.

          9. Period of Option. The options granted hereunder after 1997 shall expire on a date which is ten (10) years after the date of grant of the options and the Plan shall terminate when all options granted hereunder have terminated.

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          10. Exercise of Option.  Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Assistant Treasurer) of written notice of the number of shares of Common Stock with respect to which the option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the optionee or to deliver the remaining shares of Common Stock to the optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above; provided, however, that Common Stock may not be used in payment for the exercise of an option unless the shares so used
are  considered   "mature"  for  purposes  of  generally   accepted   accounting
principles. Shares of Common Stock are considered mature if they (i) have been held by the optionee for at least six months prior to the use thereof to pay the option exercise price, (ii) have been purchased by the optionee on the open market or (iii) meet any other requirement for mature shares as may exist on the date of exercise. An option holder shall have none of the rights of a stockholder with respect to the Common Stock subject to the option until such Common Stock shall be transferred to the holder upon the exercise of his option.

          11. Vesting of Shares and Non-Transferability of Options.

          (a) Vesting. Options granted under the Plan shall be fully vested and exercisable on the day immediately preceding the date of the Company's next regular Annual Meeting of Stockholders which follows the date of the Annual Meeting on which the options were granted, provided the director's service as a director continues until such immediately preceding date.

          (b) Legend on Certificates. The certificates representing shares of Common Stock acquired under the Plan shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

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          (c) Non-Transferability. Unless otherwise determined by the Committee, either at the time of grant or prior to the time of transfer, options granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during an optionee's lifetime only by him.

          12. Termination of Option Rights.

          In the event an optionee ceases to be a member of the Board for any reason, all unvested options shall be forfeited back to the Company and any then unexercised options granted to such optionee which were exercisable at the time the optionee ceased to be a member of the Board may be exercised until the expiration of the option term.

          13. Adjustments Upon Changes in Capitalization and other Matters. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization or reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

          If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the optionee shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of his option the same number and kind of shares of stock or the same amount of property, cash, or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had exercised such option and had been, immediately prior to such event, the holder of the number of shares covered by such option.

          Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of any option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

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          14. Change in Control.

          (a) Notwithstanding the vesting period set forth in Section 11(a) herein or any vesting schedule set forth in any option agreement issued pursuant hereto, all unexercised outstanding options shall become fully vested and immediately exercisable upon a Change in Control, as defined below.

          (b)  Unless  more  limited   definition  is  provided  in  the  option
agreement, a "Change in Control" shall be deemed to have occurred upon the first to occur of the following:

               (i) The acquisition by any person (including a group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), other than the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of the combined voting power of the Company's then outstanding voting securities, without the prior approval of the Board;

               (ii) The first purchase under a tender offer or exchange offer, other than an offer by the Company, pursuant to which shares of Common Stock have been purchased, unless such tender offer or exchange offer was previously approved by the Board; or

               (iii) During any period of 24 months or less, the persons who were Continuing Directors, as defined below, immediately before the beginning of such period shall cease, for any reason other than death, to constitute at least a majority of the Board, provided that any director who was not a director at the beginning of such period shall be deemed to be a Continuing
               Director if clause (ii) of the definition of "Continuing Director" applies.

          (c) "Continuing Director" shall mean any member of the Board who either (i) is a member of the Board on May 1, 1998, or (ii) was nominated for election to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Continuing Directors.

          15. Restrictions on Issuance of Shares. Notwithstanding the provisions of Section 10 hereof, the Company shall have no obligation to deliver any

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certificate  or  certificates  upon  exercise of an option  until the  following conditions shall be satisfied:

          (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities acts as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under federal and state securities acts as now in force or hereafter amended;

and the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Common Shares are then listed.

          The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

          16. Representation of Optionee. The Company may require the optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with federal and state securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

          17. Approval of Stockholders. The effectiveness of this Plan, as amended and restated, and of the grant of all options hereunder is in all respects subject to approval by the Company's shareholders as more fully set forth in Section 8 hereof.

          18. Termination and Amendment of Plan. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, provided, however, that (i) the Committee may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at a meeting of stockholders, (a) increase the maximum number of shares for which options may be granted under the Plan; or (b) change the price at which options are to be granted. Termination or any modification or amendment of the Plan shall not, without consent of a

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participant, affect his rights under an option previously granted to him.



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